Exhibit 10.24.7

Mr. Notary:

Please extend in your Registry of Public Deeds, one that evidences the modification to the Line Of Credit Contract in Foreign Currency that celebrate on the one parte BANCO DE CREDITO DEL PERU, RUC No. 20100047218 with address at Calle Centenario No. 156, Urb. Las Laderas de Melgarejo, La Molina, Lima properly represented by Mr. Andres Arredondo Bellido identified with DNI No. 10543236 and Jorge Mujica Gianoli, identified with DNI NO. 09304830, according powers registered on entry No. 11009127 of the Registry of Legal Entities in the Registry Office of Lima and Callao who henceforth will be denominated ‘THE BANK”, and on the other DOE RUN PERU S.R.L., with RUC NO. 20376303811, with address at Av. Victor Andres Belaunde 147, Via Principal 155, Centro Empresarial Real – Torre Real 3, Floor 9, San Isidro, properly represented by Mr. Albert Bruce Neil, identified with Identity Letter for Immigrant No. 000102841, with faculties for that effect according to powers registered in Electronic Entry No. 11015369 of the Registry of Legal Entities in Lima, who henceforth will be denominated DRP; under the following terms and conditions:

FIRST:        BACKGROUND AND INTERPRETATION

1.1         The terms that appear capitalized in this Modification have the same meaning that is attributed to them in the Line of Credit Contract in Foreign Currency celebrated the September 17,  2002 between THE BANK and DRP the same which was elevated to Public Deed on September 25, 2002 by Lima Notary Doctor Ricardo Ortiz de Zevallos Villaran (herein, the “Line of Credit Contract”), in virtue of which a line of credit was granted to DRP under the terms and conditions there established.

1.2         With date September 16, 2005, the Parties agreed to extend the Date of Final Expiration referred to on numeral 3.6 of the Third Clause of the Line of Credit Contract until October 23, 2005.

1.3         On October 21, 2005 the Parties agreed to extend the Date of Final Expiration referred to on numeral 3.6 of the Third Clause of the Line of Credit Contract until November 7, 2005.

SECOND:                                        MODIFICATION

By means of this modification, the Parties agree to again extend the Final date of Expiration referred to on numeral 3.6 of the Third Clause of the Line of Credit Contract until November 23, 2005.

THIRD:            VALIDITY OF CREDITOR RIGHTS

The extension of the Final Expiration Date of the Line of Credit Contract, does not imply the renunciation by THE BANK to any creditor right originated before the signing of this document.

No fault on the part of THE BANK to exercise, or any delay in exercising, any right, power or dispensation under the Line of Credit Contract could be considered as a renunciation to such rights, powers or dispensations; or the sole or partial execution of any of such rights powers or dispensations will not be able to be considered as the evasion of the exercise of any other rights, powers or dispensations.

Any renunciation, dispensation and/or release shall be interpreted and executed in a restrictive manner and for the specific purposes for which it was granted.

FOURTH: CLAUSES NOT MODIFIED AND RATIFICATION

The parties expressly agree that all of the remaining Clauses and attachment to the Line of Credit Contract that have not suffered modifications according to the Second Clause of this Modification remain unaltered and they are expressly ratified.

The Line of Credit Contract, its attachments and these modifications constitute the integral agreement between the parties, as it may be modified or complemented.

FIFTH: GUARANTEES

The parties expressly agree that the guarantees to which the Guarantee Contracts refer are maintained without modification or any variation and those remain guaranteeing all the obligations derived from the Line of Credit Contract with the modification that is introduced into it by means of this contract.

Add to this Mr. Notary, the remaining clauses by law and rise this minute to public deed.

Lima October 25, 2005

/s/ Andres Arredondo Bellido
Andres Arredondo Bellido
Assistant Manager

/s/ Jorge Mujica Gianoli
Jorge Mujica Gianoli

/s/ Diego Peschiera Miffling
Diego Peschiera Miffling
Attorney

/s/ A. B. Neil
Albert Bruce Neil
Doe Run Peru S.R.L.